UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934

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[X]	Definitive Information Statement
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[ ]	Soliciting Material Under §240.14(a)(12)

TWO HANDS CORPORATION
(Name of Registrant as Specified in Its Charter)

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TWO HANDS CORPORATION

1035 Queensway East, Mississauga

Ontario, Canada L4Y 4C1

(416) 357-0399

SCHEDULE 14C INFORMATION

Preliminary Information Statement Pursuant to Regulation 14C

of the Securities Exchange Act of 1934 as amended

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

To the Stockholders of Two Hands Corporation:

This Information Statement (“Information Statement”) has been filed with the Securities and Exchange Commission (the “SEC”) by Two Hands Corporation, a Delaware corporation (the “Company,” “we, “us,” “our” and similar expressions), pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is being furnished to the holders of the Company’s outstanding shares of common stock, par value $0.0001 per share (the “Common Stock”), as of the close of business on November 29, 2021 (the “Record Date”).

The purpose of this Information Statement is to notify holders of our Common Stock as of the Record Date (the “Stockholders”) that the Company’s Board of Directors (the “Board”) and the holder of a majority of our outstanding voting capital stock (the “Majority Stockholder”) approved of the following corporate actions (the “Corporate Actions”):

■	To amend the Company’s Articles of Incorporation (the “Articles”) to increase the number of authorized shares of Common Stock from 6 billion to 12 billion without changing the $0.0001 par value per share of the Common Stock or affecting the authorized Preferred Stock.
■	To amend the Company’s Articles to effect a reverse split of the Company’s outstanding shares of Common Stock at a ratio of up to one-for-one thousand (1-for-1,000), with rounding fractional shares resulting from the reverse split up to the nearest whole number.

The Majority Stockholder approved the Corporate Actions by written consent in place of a stockholders’ meeting as permitted under the Delaware General Company Law (the “DGCL”) and our Articles and Bylaws. Accordingly, your consent is not required and is not being solicited in connection with the approval of the Corporate Action. Our board is not soliciting your proxy or consent in connection with the Corporate Actions. You are urged to read this Information Statement carefully and in its entirety for a description of the Corporate Actions approved by the Board and the Majority Stockholder. Stockholders who were not afforded an opportunity to consent or otherwise vote with respect to the Corporate Actions taken have no right under the DGCL or our Articles and Bylaws to dissent or require a vote of all Stockholders.

Pursuant to Rule 14c-2 under the Exchange Act, the Corporate Actions will not become effective before a date which is twenty (20) calendar days after a Definitive Information Statement is first provided to stockholders as of the Record Date (the “Effective Date”). The Information Statement will be provided to our stockholders of record as of the close of business on the Record Date upon filing the Definitive Information Statement, anticipated to be on or about December 20, 2021. The Company will bear the entire cost of furnishing this Information Statement. We anticipate that the Corporate Actions will be effective on or before December 31, 2022.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(c) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C.

By Order of the Board of Directors,
December 13, 2021	/s/ Nadav Elituv
Nadav Elituv - Chief Executive Officer
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TWO HANDS CORPORATION

1035 Queensway East, Mississauga

Ontario, Canada L4Y 4C1

(416) 357-0399

SCHEDULE 14C INFORMATION

Preliminary Information Statement Pursuant to Regulation 14C

of the Securities Exchange Act of 1934 as amended

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement advises stockholders of Two Hands Corporation, a Delaware corporation (the “Company”), of the following corporate actions (the “Corporate Actions”) approved by Nadav Elituv, a member of the Company’s Board of Directors (the “Board”), and holder of a majority of our outstanding voting capital stock (the “Majority Stockholder”) by written consent in place of a meeting of stockholders (the “Written Consent”) on November 29, 2021 (the “Record Date”):

■	To amend the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock from 6 billion to 12 billion without changing the $0.0001 par value per share of the Common Stock or affecting the authorized Preferred Stock.
■	To amend the Company’s Certificate of Incorporation to effect a reverse split of the Company’s outstanding shares of Common Stock at a ratio of up to one-for-one thousand (1-for-1,000), with rounding fractional shares resulting from the reverse split up to the nearest whole number.

The Corporate Actions will become effective after twenty (20) days after the mailing of a Definitive Information Statement to our stockholders of record as of the Record Date, expected to be on or around December 31, 2022 (the “Effective Date”). The Company will advise stockholders when Corporate Actions are effective by filing a Current Report on Form 8-K with the SEC.

 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

THE MAJORITY STOCKHOLDER OF OUR COMPANY HAS CONSENTED TO THE ADOPTION OF THE CORPORATE ACTIONS TO OUR CERTIFICATE OF INCORPORATION BY OWNING IN EXCESS OF THE REQUIRED NUMBER OF OUR OUTSTANDING VOTING SECURITIES TO ADOPT THE AMENDMENT UNDER DELAWARE LAW, AND HAS DONE SO. NO FURTHER CONSENTS, VOTES OR PROXIES ARE NEEDED, AND NONE IS REQUESTED.

Delaware Law

Pursuant to Section 228 of the DCGL and the Company’s bylaws, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice, and without a vote if the holders of outstanding stock having not less than the minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing. As the holders of the Company’s Common Stock are entitled to vote on such matters, approval of each Corporate Action required the approval of a majority of the Company’s outstanding voting stock. As of the Record Date, the Company had 5,618,967,834 shares of Common Stock issued and outstanding with the holders thereof being entitled to cast one vote per share. Holders of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), are entitled to 100,000 votes per share. On the Record Date, the Written Consent was executed by Mr. Nadav Elituv, the holder of 117,500,000 shares of Common Stock and 189,500 shares of Series A Preferred Stock having the voting equivalency of 18.95 billion (18,950,000,000) shares of Common Stock, and together with the Common Stock, equal to 77.48% of voting rights of the Company’s outstanding voting capital stock. Mr. Elituv is also a member of the Company’s Board of Directors and serves as the Company’s Chief Executive Officer and President.

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We have obtained all necessary board and stockholder approvals in connection with the Corporate Actions. We are not seeking a written consent from any other stockholder, and other stockholders will not be given an opportunity to vote with respect to the actions described in this Information Statement, as no meeting or special meeting of the stockholders will be required. This Information Statement is furnished solely for the purposes of advising stockholders of the action approved by the Written Consent and giving stockholders notice of the Corporate Actions as required by the DGCL and the U.S. Securities Exchange Act of 1934, as amended.

DESCRIPTION OF THE COMPANY’S CAPITAL STOCK

General

The Company’s authorized capital stock currently consists of a total of 6 billion shares of Common Stock, par value $0.0001 per share, and 1,000,000 shares of “blank check” Preferred Stock, par value $0.001 per share (the “Preferred Stock”).

■	On August 6, 2013, the board approved and the Company filed a Certificate of Designation with the Delaware Secretary of State, therein designating two hundred thousand (200,000) shares of “blank check” Preferred Stock as “Series A Convertible Preferred Stock” (the “Series A Preferred Stock”).
■	On December 12, 2019, the board approved and the Company filed a Certificate of Designation with the Delaware Secretary of State therein designating one hundred thousand (100,000) shares of “blank check” Preferred Stock as “Series B Convertible Preferred Stock” (the “Series B Preferred Stock”).
■	On October 7, 2020, the board approved, and the Company filed a Certificate of Designation with the Delaware Secretary of State, therein designating five thousand (5,000) shares of Preferred Stock as “Series C Convertible Preferred Stock” (the “Series C Preferred Stock”). On June 30, 2021, the Company filed an Amended and Restated Certificate of Designation with the Delaware Secretary of State to increase the authorized Series C Preferred Stock to thirty thousand (30,000) shares.
■	On September 1, 2021, the Company filed a Certificate of Designation with the Delaware Secretary of State, therein designating two hundred thousand (200,000) shares of Preferred Stock as Series D Convertible Preferred Stock, par value $0.001 per share (the “Series D Preferred Stock”).

As of the Record Date, there were 5,618,967,834 shares of Common Stock, 189,500 shares of Series A Preferred Stock, 21,000 shares of Series B Preferred Stock, 10,500 shares of Series C Preferred Stock, and 40,000 shares of Series D Preferred Stock issued and outstanding.

Common Stock

Holders of the Common Stock are entitled to one vote for each share held on all matters submitted to a vote of the Company’s stockholders. Holders of Common Stock are entitled to receive ratably any dividends that may be declared by the Board of Directors out of legally available funds, subject to any preferential dividend rights of any outstanding Preferred Stock. Upon the Company’s liquidation, dissolution, or winding up, the holders of Common Stock are entitled to receive ratably the Company’s net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding Preferred Stock. Holders of Common Stock have no preemptive, subscription, redemption, or conversion rights. The outstanding shares of Common Stock are fully paid and nonassessable. The rights, preferences, and privileges of holders of Common Stock are also subject to and may be adversely affected by the rights of holders of shares of any series of Preferred Stock which the Company may designate and issue in the future without further stockholder approval.

Preferred Stock

The board is currently authorized, without stockholder approval, to issue from time to time up to an aggregate of 1,000,000 shares of Preferred Stock in one or more series and to fix or alter the designations, preferences, rights, qualifications, limitations, or restrictions of the shares of each series, including the dividend rights, dividend rates, conversion rights, voting rights, term of redemption including sinking fund provisions, redemption price or prices, liquidation preferences and the number of shares constituting any series or designations of such series without further vote or action by the stockholders. The issuance of Preferred Stock may have the effect of delaying, deferring, or preventing a change in control of management without further action by the stockholders and may adversely affect the voting and other rights of the holders of Common Stock. The issuance of Preferred Stock with voting and conversion rights may adversely affect the voting power of the holders of Common Stock, including the loss of voting control to others.

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Series A Convertible Preferred Stock

On August 6, 2013, the board approved, and the Company filed a Certificate of Designation with the Delaware Secretary of State, designating two hundred thousand (200,000) shares of “blank check” Preferred Stock as “Series A Convertible Preferred Stock” (the “Series A Preferred Stock”).

Our Series A Preferred Stock has voting rights equal to a 1:100,000 basis, such that each share of Series A Preferred Stock is entitled to 100,000 votes in any vote of the Company’s Common Stock. The Series A Preferred Stock is not entitled to dividends. Such dividends are payable only as and if declared by the Company’s Board of Directors out of legally available funds. Upon the Company’s liquidation, dissolution, or winding up, holders of Series A Preferred Stock are entitled to receive ratably the Company’s net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding senior Preferred Stock, the amount payable in cash equal to the original purchase price paid by such holder for its shares of Series A Preferred Stock. After the payment of such amounts, the Company’s remaining assets shall be distributed ratably to the holders of the Series A Preferred Stock, junior classes of outstanding Preferred Stock, and then to the holders of Common Stock of the Company. Subject to certain conditions, the holders of our Series A Preferred Stock may convert each share of Series A Preferred Stock into 1,000 shares of Common Stock. Holders of the Series A Preferred Stock are entitled to certain protective provisions relating to potential issuances of new shares of Series A Preferred Stock.

All of the outstanding 189,500 shares of Series A Preferred Stock are held by Nadav Elituv, the Company’s Chief Executive Officer, board member, and the Majority Stockholder. The 189,500 shares of Serie A Preferred Stock entitles Mr. Elituv to an aggregate of eighteen billion nine hundred and fifty million votes.

Series B Convertible Preferred Stock

In December 2019, the Company filed a Certificate of Designation with the Delaware Secretary of State, designating one hundred thousand (100,000) shares of Preferred Stock as Series B Convertible Preferred Stock (the “Series B Preferred Stock”).

After a one-year holding period, each share of Series B Preferred Stock is convertible into one thousand (1,000) shares of Common Stock of the Company. The Series B Preferred Stock is non-voting, except as otherwise required by law or to amend the Certificate of Designation or create a class of securities senior or pari passu with the Series B Preferred Stock.

Upon the liquidation, dissolution, or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), and junior to the Series A Preferred Stock, the holders of the Series B Preferred Stock shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Series B Preferred Stock an amount equal to the holder’s pro rata share of the assets and funds of the Company to be distributed, assuming their conversion of Series B Preferred Stock to Common Stock and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders shall be distributed among the holders ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

On December 19, 2019, the Company issued 4,000 shares of Series B Preferred Stock with a fair value of $1,520,000 ($380 per share) for services to be provided from December 19, 2019 to December 19, 2020.

On November 15, 2021, the Company issued 17,000 shares of Series B Preferred Stock with a fair value of $44,100 ($0.00259 per share) to settle liabilities.

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Series C Convertible Preferred Stock

On October 7, 2020, the Company filed a Certificate of Designation with the Delaware Secretary of State, designating five thousand (5,000) shares of Preferred Stock as Series C Convertible Preferred Stock (the “Series C Preferred Stock”).

On June 30, 2021, the Company filed an Amended and Restated Certificate of Designation with the Delaware Secretary of State, increasing the authorized amount of Series C Preferred Stock to thirty thousand (30,000) shares. Each share of Series C Preferred Stock (i) has a liquidation value of $100, subject to various anti-dilution protections, and is junior to the Series A and B Preferred Stock; (ii) is convertible into shares of Common Stock of the Company six months after the date of issuance at a price of $0.002 per share, subject to various anti-dilution protections (iii) on conversion will receive an aggregate number of shares of Common Stock as is determined by dividing the liquidation value by the conversion price. The Series C Preferred Stock is non-voting, except as otherwise required by law or to amend the Amended and Restated Certificate of Designation or create a class of securities senior or pari passu with the Series C Preferred Stock.

On October 7, 2020, the Company entered into a Securities Purchase Agreement with SRAX, Inc. (the “SRAX”) pursuant to which the Company issued 5,000 shares of Series C Preferred Stock to SRAX with a fair value of 542,857 ($108.57 per share) for a one-year subscription to an online marketing platform to support the gocart.city grocery delivery application.

On June 24, 2021, the Company entered into a Securities Purchase Agreement with SRAX pursuant to which the Company issued 10,000 shares of Series C Preferred Stock to SRAX with a fair value of $1,153,571 ($115.36 per share) for a one-year subscription to an online marketing platform to support the gocart.city grocery delivery application.

On July 28, 2021, August 23, 2021 and September 14, 2021, SRAX converted 1,000, 1,000, and 2,500 shares of Series C Preferred Stock, respectively, into an aggregate of 225 million shares of common stock. As of the Record Date SRAX, holds 10,500 shares of its Series C Preferred Stock.

Series D Convertible Preferred Stock

On September 1, 2021, the Company filed a Certificate of designation with the Delaware Secretary of State, designating 200,000 shares of preferred stock as Series D Convertible Preferred Stock (the “Series D Preferred Stock”). Each share of Series D Preferred Stock is convertible into 100 shares of common stock after the Series D Preferred Stock has been held for six months from the date of issuance. The Series D Preferred Stock is non-voting, other than as required by law.

Upon any Liquidation, and junior to the Series A, B, and C Preferred Stock, the holders of the Series D Preferred Stock shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Series D Preferred Stock an amount equal to the holder’s pro rata share of the assets and funds of the Company to be distributed, assuming their conversion of Series D Preferred Stock to Common Stock and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders shall be distributed among the holders ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

During September 2021, the Company, in private sales, issued a total of 40,000 shares of its Series D Preferred Stock for total cash proceeds of CDN$1,000,000.

AMENDMENT OF OUR ARTICLES TO INCREASE OUR AUTHORIZED CAPITAL STOCK

On the Record Date, our Board and the Majority Stockholder approved the Amendment, which will have the effect of increasing our authorized Common Stock from six billion to twelve billion shares. Our authorized Preferred Stock will remain one million shares. There will be no change to the par value of the Common Stock or Preferred Stock.

As of the Record Date, there were 5,618,967,834 shares of Common Stock, and 189,500 shares of Series A Preferred Stock issued and outstanding. All 189,500 shares of Series A Preferred Stock are held by Mr. Elituv, the Company’s Chief Executive Officer and board member, and is entitled to eighteen billion nine hundred and fifty million votes.

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Purposes of the Increase in Authorized Common Stock

In connection with the anticipated continued growth of our business, our board believes it is in the best interests of the Corporation and stockholders to increase the number of authorized shares of Common Stock. The shares of Common Stock be available for issuance from time to time as determined by our board for any proper corporate purpose. Having an increased number of authorized but unissued shares of Common Stock would allow us to take prompt action with respect to corporate opportunities that develop, without the delay and expense of convening a special meeting of stockholders to approve an increase in our capitalization. Such purposes might include, without limitation, issuance in public or private sales for cash as a means of obtaining additional capital for use in our business and operations and issuance as part or all of the consideration required to be paid by us for acquisitions of other businesses or assets. Notwithstanding the foregoing, we have no obligation to issue such shares. There are no plans, proposals, or arrangements currently contemplated by us that would involve issuing shares of Common Stock to acquire another company or its assets or any other corporate purpose stated.

There will be no change in the number of authorized shares of Preferred Stock due to the Amendment. There will be no change to the par value of the Common Stock or Preferred Stock.

Effects of the Increase in Authorized Common Stock

The additional shares of Common Stock will have the same rights as the presently authorized shares, including the right to cast one vote per share of Common Stock. Although the authorization of additional shares will not, in itself, have any effect on the rights of any holder of our Common Stock, the future issuance of additional shares of Common Stock (other than by way of a stock split or dividend) would have the effect of diluting the voting rights and could have the effect of diluting earnings per share and book value per share of existing stockholders.

We could also use the additional shares of Common Stock that will become available under the Amendment to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company. Although the board’s approval of the Amendment was not prompted by the threat of any hostile takeover attempt (nor is the board currently aware of any such attempts directed at the Company), nevertheless, stockholders should be aware that the Amendment could facilitate future efforts by us to deter or prevent changes in control of the Company, including transactions in which Stockholders of the Company might otherwise receive a premium for their shares over then current market prices.

To the extent that the increase in the number of authorized shares may have anti-takeover effects, the Amendment, when effected, may encourage persons seeking to acquire us to negotiate directly with our board of directors, enabling our board to consider a proposed transaction in a manner that best serves our stockholders’ interests.

Procedure for Effecting the Amendment of our Articles

The Amendment will become effective at such time as designated in a Certificate of Amendment filed with the Delaware Secretary of State. Under Rule 14c-2 of the Exchange Act, the Amendment may not be effective until at least 20 calendar days after mailing a Definitive Information Statement to the Stockholders of record as of the Record Date. We expect the Amendment to be filed and effective on or before December 31, 2022.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the Record Date, certain information with respect to our equity securities owned of record or beneficially by (i) each of our Officers and Directors; (ii) each person who owns beneficially more than 5% of each class of our outstanding equity securities; and (iii) all Directors and Executive Officers as a group.

Beneficial Owner (1)	Number of Shares Beneficially Owned	Percentage (2)

Nadav Elituv --Chief Executive Officer and Director	307,000,000 (3)	5.25%

Ryan Wilson --Director	42,500,000	0.76%

Bradley Southam --Director	42,500,000	0.76%

Steven Gryfe --Chief Financial Officer	42,500,000	0.76%

All Directors and Executive Officers (4 persons)	434,500,000	7.43%
(1)	Unless otherwise noted, the address of the reporting person is c/o Two Hands Corporation, 1035 Queensway East, Mississauga, Ontario, Canada L4Y 4C1.
(2)	Based on 5,618,967,834 shares of Common Stock outstanding as of the Record Date and shares of Common Stock that the reporting person has the right to acquire within 60 days from the date thereof.
(3)	Includes 189,500,000 shares of Common Stock issuable up on the conversion of 189,500 shares of Series A Preferred Stock. Each share of our Series A Preferred Stock converts into 1,000 shares of our Common Stock. The Series A Preferred Stock vote on a 1:100,000 basis. The 189,800 shares of Series A Preferred Stock held by Mr. Elituv is entitled to an aggregate of eighteen billion nine hundred and fifty million votes. Includes 40,000,000 shares of common stock to be issued as of November 29, 2021 pursuant to Mr. Elituv’ s July 1, 2021employment agreement, dated July 1, 2021.

We are not aware of any person who owns of record, or is known to own beneficially, five percent or more of the outstanding securities of any class of the Company, other than as set forth above. We are not aware of any person who controls the Company as specified in Section 2(a)(1) of the 1940 Act. There are no classes of stock other than Common Stock, and Preferred Stock issued or outstanding. We do not have an investment advisor.

Anti-Takeover Provisions

The Company’s authorized but unissued Common Stock and Preferred Stock will be available for future issuances without stockholder approval and could be utilized for various corporate purposes, including future offerings to raise additional capital, acquisitions, and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger, or otherwise.

DISTRIBUTION AND COSTS

We will pay the cost of preparing, printing, and distributing this Information Statement. Only one Information Statement will be delivered to multiple stockholders sharing an address unless contrary instructions are received from one or more such stockholders. Upon receiving a written request at the address noted above, we will deliver a single copy of this Information Statement and future stockholder communication documents to any stockholders sharing an address to which multiple copies are now delivered.

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DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

We will only deliver one information statement to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. Also, we will promptly deliver a separate copy of this information statement and future stockholder communication documents to any stockholder at a shared address to which a single copy of this information statement was delivered, or deliver a single copy of this information statement and future stockholder communication documents to any stockholder or stockholders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above. Stockholders may also address future requests regarding the delivery of information statements or reports by contacting us at the address noted above.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, current reports, proxy statements, and other information with the SEC. The periodic reports and other information we have filed with the SEC may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington DC 20549. You may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy statements, and other information about issuers, like the Company, who file electronically with the SEC. The address of that site is www.sec.gov. Copies of these documents may also be obtained by writing our secretary at the address specified above.

By Order of The Board of Directors,

Date: December 13, 2021	By:	/s/ Nadav Elituv
Name: Nadav Elituv
Title: Chief Executive Officer

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